UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 22, 2005

Dark Dynamite, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-17303 (Commission File Number)	65-1021346 (IRS Employer Identification Number)

c/o Jared Gold President
63 West 100 South, 2nd Floor Studio Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 746-3435
(Registrant's telephone number, including area code)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On July 19, 2005, a resolution of the Board of Directors of the Registrant was forward to the Registrant’s transfer agent authorizing the issuance of 200,000 restricted shares of the Registrant’s common stock to be issued to Diversified Holdings I, Inc. The shares were subsequently issued on July 22, 2005.

Mr. Richard Surber is the President of Diversified Holdings I, Inc., he is the holder or beneficial owner of 5,000,000 shares of the Registrant’s preferred stock.

These shares have been issued as compensation to Diversified Holdings I, Inc. in exchange for an investment in the amount of $4,002.00 provided to the Registrant. The restricted shares were issued to Diversified Holdings I, Inc. and were issued to it in a private transaction pursuant to Section 4(2) of the Securities Act of 1993

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included as part of this report:

EXHIBIT         PAGE
NO.                  NO. DESCRIPTION

N/A

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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dark Dynamite, Inc.

Date: July 27, 2005	By:	/s/ Jared Gold
Jared Gold CEO, President and Director

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